TCP Capital Corp. Receives Approval for Subsidiary’s SBIC License

SANTA MONICA, Calif. – April 2, 2014 – TCP Capital Corp. (NASDAQ: TCPC) ("we," "us," "our," "TCPC" or the "Company"), a business development company ("BDC"), today announced that its wholly-owned subsidiary, TCPC SBIC, LP, has received final committee approval for a license from the United States Small Business Administration (the “SBA”) to operate as a Small Business Investment Company (“SBIC”). TCPC expects that the SBIC license will be issued following final action by the SBA Administrator.

“We are very pleased to have received final committee approval for an SBIC license and we look forward to collaborating with the SBA, which plays an important role in providing loans to small businesses,” said Howard Levkowitz, Chairman and CEO of TCP Capital Corp. “We are also pleased to be in a position to access additional attractive long-term financing at a fixed rate in connection with the issuing of the license. We have a healthy pipeline of deal flow and, with this expanded financing capacity, we are well positioned to continue to invest in attractive companies in need of growth capital.”

About TCP Capital Corp.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

Forward-Looking Statements

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated December 10, 2013 and its preliminary supplement dated December 16, 2013 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact

TCP Capital Corp.
Jessica Ekeberg, 310-566-1094
investor.relations@tcpcapital.com